ShopNBC Announces Preliminary First Quarter Fiscal 2008 Results

Minneapolis, MN – May 12, 2008 – ShopNBC (Nasdaq:VVTV), a 24-hour TV shopping network, today announced preliminary results for its first fiscal quarter ended May 3, 2008.

Based on preliminary estimates, first quarter revenues are expected to be approximately $156 million, a 17% decrease compared with revenues of $188 million in the first quarter of 2007. EBITDA, as adjusted, is expected to be a loss of approximately ($12) million compared with a loss of ($1) million in the year-ago period. Estimated net loss for Q1 is expected to be approximately ($18) million vs. net income for the same quarter last year of $34 million, driven by a $40 million gain on the sale of the Company’s equity interest in Polo.com. Included in the 2008 first quarter results is a non-cash inventory impairment charge of $3.8 million.

“Our results in the first quarter were disappointing and considerably below expectations,” said John Buck, ShopNBC’s Executive Chairman of the Board. “Like many other retailers, we continued to face a difficult consumer economy and a slowdown in discretionary spending. We also began shifting away from consumer electronics, a category which drives top-line sales, but typically results in one-time customers who contribute less to long-term success. This mix change accounted for 4% of the decline in our sales. In addition, to reduce inventory levels of high-ticket jewelry items, we took aggressive clearance markdowns at the end of the first quarter, which reduced margins.”

The Company noted that in the first quarter:

•	It further bolstered its senior management team by adding three industry veterans with over 50 years of combined experience in TV shopping who oversee key areas of the business: Glenn Leidahl as COO; Terry Curtis as SVP of Customer Analytics and Sales Planning; and John Gunder as SVP of Media and On-Air Sales.

•	It reduced operating expenses by 9% versus last year’s first quarter, driving savings through lower headcount and reduced marketing spend.

•	It maintained a strong balance sheet, with approximately $85 million in cash and securities.

•	ShopNBC.com continued to increase its relative size of total Company sales, representing 33% of revenue compared with 28% in the first quarter last year.

In March, Rene Aiu joined the Company as President and CEO. She brings over 22 years of experience in TV shopping and e-commerce, both in the U.S. and internationally.

Ms. Aiu commented: “ShopNBC has tremendous underlying assets, including national cable distribution in over 70 million homes, a loyal customer base, an asset-rich balance sheet, and a strategic relationship with NBC Universal. Our goal is to reposition this business to deliver long-term shareholder value by returning to a focus on the basics that make home shopping companies thrive.

“We will:

•	Make changes to achieve a more balanced merchandise mix accompanied by appropriate price point adjustments, which will in turn help us improve margins.

•	Expand our core customer base, and encourage frequent, repeat business.

•	Return the business to being item-focused and driven by higher-unit volume sales of fewer SKUs. We also are working with our product vendors to improve our gross margins while providing unique products.

•	Manage costs aggressively so the Company can reach profitability at a lower revenue base.

•	Continue our focus on expanding our promising e-commerce business and identifying other innovative sales channels.

•	Strengthen our strategic relationship with GE/NBC Universal to leverage the marketing power and operational scale of our largest shareholder.

“Lastly, by working with our partners at NBC Universal, I believe that we will be successful in renegotiating our cable distribution agreements, solidifying our presence in homes nationwide.”

ShopNBC’s preliminary first fiscal quarter results of 2008 are subject to review by the Company as well as its independent auditors. The Company’s final results for the fiscal first quarter will be released later this month.

Conference Call Information
The Company has scheduled a conference call at 11 a.m. EDT / 10 a.m. CDT on May 13, 2008, to discuss the preliminary results for the fiscal first quarter. To participate, please dial 1-800-857-9866 (pass code SHOPNBC) five to ten minutes prior to the start time. A replay of the call will be available for 30 days. To access the replay, please dial 1-800-925-2388 (pass code SHOPNBC). You may also participate via live audio stream by logging on to https://e-meetings.verizonbusiness.com. To access the audio stream, please use conference number 4635615 (pass code SHOPNBC.) A rebroadcast of the audio stream will be available using the same access information for 30 days after the initial broadcast.

EBITDA and EBITDA, as adjusted
The Company defines EBITDA as net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses) and equity in income of Ralph Lauren Media, LLC; non-recurring restructuring and CEO transition costs; and non-cash share-based payment expense. Management has included the term EBITDA, as adjusted, in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.

About ShopNBC
ShopNBC reaches 70 million homes in the United States via cable affiliates and satellite: Dish Network channel 228 and Direct TV channel 316. ShopNBC.com is recognized as a top e-commerce site. ShopNBC is owned and operated by ValueVision Media (NASDAQ: VVTV). For more information, please visit www.ShopNBC.com.

Forward-Looking Information
This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company’s programming and the fees associated therewith; the success of the Company’s e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company’s operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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CONTACT:
Frank Elsenbast, Chief Financial Officer, 952-943-6262

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
Reconciliation of EBITDA, as adjusted, to Net Income (Loss):
	First Quarter	First Quarter
	3-May-08	4-May-07

EBITDA, as adjusted (000’s)	$(12,394)	$(1,249)
Less:
Non-operating gains (losses) and
equity in income of RLM	—	40,849
Restructuring costs	(330)	—
CEO transition costs	(277)	—
Non-cash share-based compensation	(1,068)	(593)
EBITDA (as defined) (a)	(14,069)	39,007
A reconciliation of EBITDA to net income (loss) is as follows:
EBITDA, as defined	(14,069)	39,007
Adjustments:
Depreciation and amortization	(4,319)	(5,586)
Interest income	825	1,240
Income taxes	(15)	(281)
Net income (loss)	$(17,578)	$34,380

(a) EBITDA as defined for this statistical presentation represents net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses) and equity in income of Ralph Lauren Media, LLC; non-recurring restructuring and CEO transition costs; and non-cash share-based compensation expense.

Management has included the term EBITDA, as adjusted, in its EBITDA reconciliation in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.